UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Power REIT

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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301 Winding Road Old Bethpage, NY 11804 212-750-0371 www.pwreit.com

May 7, 2021

Dear fellow shareholder:

Attached please find materials related to the Power REIT 2021 Annual Meeting.

As previously disclosed, in mid-2019, Power REIT shifted its investment focus to Controlled Environment Agriculture (“CEA”) with a particular focus on greenhouse cultivation properties. Since that time, we have announced the acquisition of 18 properties with existing greenhouses and/or an agreement to construct greenhouses with capital committed by Power REIT. In addition, for three of the acquisitions, we have already announced expansion of the facilities funded by Power REIT. The total capital commitment by Power REIT to these properties is approximately $37.5 million and the transactions generate straight-line net income yields in excess of 18% based on the leases with our tenants. Each of our existing CEA properties are leased to operators for the cultivation of cannabis and each tenant is required to maintain a medical cannabis license in the State where the property is located.

The acquisitions described above have been highly accretive to our Funds from Operations. Prior to embarking on this new business plan, Power REIT had very stable FFO of approximately $.56 per share per year. Our Q4 2020 FFO was $0.51 which would annualize at $2.04. This represents 200% growth over the prior year comparable period.

In February of 2021, we completed an investor-friendly Rights Offering through which we raised approximately $36 million, providing growth capital for continued acquisitions. The yields at which we are investing are highly accretive and should continue to create shareholder value. Year-to-date, we have completed transactions that commit approximately $10 million of the offering proceeds.

Presuming we are able to deploy the remaining offering proceeds at similar yields to previously announced transactions, we believe our annual FFO per share can grow to $3.18 or more, although near-term results may be less than this on a run-rate basis due to uncertainty in the timing of the deployment of capital. We encourage investors to review our investor presentation which is available at: www.pwreit.com/investors

Lastly, I want to reiterate that we remain steadfastly committed to a disciplined alignment of our capital and growth strategies to create long-term shareholder value rather than growth for growth’s sake.

We appreciate your continued support as a shareholder, and we look forward to a productive future as we continue to execute on our business plan.

Very truly yours,

David H. Lesser

Chairman of the Board of Trustees

Power REIT

301 Winding Road

Old Bethpage, NY 11804

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 26, 2021, 10:00 AM (local time)

The 2021 annual meeting of holders (“shareholders”) of shares of beneficial interest, $0.001 par value (“common shares” or “common stock”) of Power REIT (the “Trust”) will be held on Wednesday, May 26, 2021 at 10:00 AM (local time) at 301 Winding Road, Old Bethpage NY 11804.

The items of business are:

(1)	to elect the five nominees for trustees named herein to the Trust’s Board of Trustees, each to serve until the next annual meeting of shareholders and until the successors to such trustees have been duly elected and qualified;

(2)	to ratify the appointment of MaloneBailey, LLP as the Trust’s independent registered public accounting firm;

(3)	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement; and

(4)	to recommend, on an advisory basis, a three year frequency for holding an advisory vote on executive compensation; and

(5)	to transact such other business as may properly come before the meeting.

These items are more fully described in the accompanying proxy statement. The Trust’s annual report on Form 10-K for the year ended December 31, 2020, which includes the Trust’s consolidated financial statements as of and for the year ended December 31, 2020, is being mailed with these materials.

The Board of Trustees has fixed the close of business on April 30, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the 2021 annual meeting and any adjournments thereof. Shareholders of record can vote their common shares by using the Internet or telephone. Instructions for using these convenient services are set forth in the enclosed materials. You also may vote your common shares by marking your votes on the enclosed white proxy card, signing and dating it and mailing it in the enclosed envelope.

A list of stockholders of record will be available for inspection at the 2021 annual meeting.

Your vote is important. Please vote by using the Internet or telephone, or by marking, signing, dating and returning the enclosed white proxy card.

By order of the Board of Trustees

/s/ David H. Lesser
David H. Lesser
Secretary

May 7, 2021

IMPORTANT NOTICE CONCERNING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON May 26, 2021:

The Trust’s 2021 proxy materials and annual report on Form 10-K for the year ended December 31, 2020 will be mailed on or about May 7, 2021 and are available at www.proxyvote.com.

Power REIT

301 Winding Road

Old Bethpage, NY 11804

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Power REIT (the “Trust”, “we” or “us”) to be voted at the 2021 annual meeting of holders (“shareholders”) of shares of beneficial interest, $0.001 par value (“common shares” or “common stock”) of the Trust, to be held on Wednesday, May 26, 2021 at 10:00 A.M. local time at 301 Winding Road, Old Bethpage, NY 11804, and at any adjournments thereof. The items of business for the annual meeting are:

(1)	to elect the five trustees named herein to the Trust’s Board of Trustees, to serve until the next annual meeting of shareholders and until the successors to such trustees have been duly elected and qualified;

(2)	to ratify the appointment of MaloneBailey, LLP as the Trust’s independent registered public accounting firm;

(3)	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

(4)	to recommend, on an advisory basis, a three year frequency for holding an advisory vote on executive compensation; and

(5)	to transact such other business as may properly come before the meeting.

This proxy statement and the accompanying notice of annual meeting and form of proxy card are first being mailed to shareholders on or about May 7, 2021. Our annual report on Form 10-K for the year ended December 31, 2020, which includes our consolidated financial statements as of and for the year ended December 31, 2020, is being mailed with these materials.

The cost of this solicitation of proxies will be borne by the Trust. Solicitations may be made by mail, telephone, facsimile or electronic mail, and by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and other third parties for their reasonable and customary expenses in forwarding our proxy materials to beneficial owners of our common shares.

The Board of Trustees has fixed the close of business on April 30, 2021 as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the 2021 annual meeting and any adjournments thereof. At the close of business on the record date, there were outstanding and entitled to vote 3,299,233 of our common shares (including unvested, restricted common shares granted pursuant to the Trust’s 2020 Equity Incentive Plan (the “Plan”) and other stock grants, which pursuant to the terms of the grants carry voting privileges).

Quorum, Voting Power, Effect of Abstentions, Required Votes

At the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast thirty-three and one third percent (33 1/3%) of all the votes entitled to be cast at the meeting shall constitute a quorum. Each outstanding common share shall be entitled to one vote on each matter submitted to a vote. For purposes of the foregoing, abstentions and non-votes shall not be deemed to be votes cast, although they shall be counted for purposes of determining the existence of a quorum.

The nominees for the Board of Trustees that receive the highest number of affirmative votes cast, up to the number of nominee slots to be filled, shall be elected as trustees. The ratification of the appointment of MaloneBailey, LLP, and the advisory vote on the compensation of our named executive officers requires the affirmative vote of the majority of the shares both present, in person or by proxy, and casting a vote shall decide a particular matter. For the advisory vote on the frequency for holding an executive compensation say on pay vote, the frequency receiving the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation.

Voting Procedures

If you hold our common shares in your own name, as a “holder of record” or “registered” holder, you may have your shares voted through a proxy submitted on your behalf pursuant to your instructions, through any of the following methods:

● using the Internet, log on to www.proxyvote.com and follow the instructions;

● using any touch-tone telephone, dial 1-800-690-6903 and follow the instructions; or

● marking, signing, dating, and returning the white proxy card in the postage-paid mailing envelope provided.

If you are a holder or record or registered shareholder and do not appoint and instruct proxies by voting over the Internet, by telephone or by marking, signing, dating and returning the white proxy card, then you must attend the meeting in person in order to vote.

If you do not hold our common shares in your own name, but instead hold your interest in our shares through one or more intermediaries, such as a bank or broker (in many cases referred to as owning shares “in street name”), then you are considered a holder of a beneficial interest in our common shares, or a “beneficial owner”, and you will be able to vote the shares in which you hold your interest through those intermediaries. An intermediary will forward our proxy materials to you and provide you with instructions as to how to vote the shares.

Broker Non-Votes, Routine and Non-Routine Matters

If you hold common shares through a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE American. These rules allow banks and brokers to vote such shares in their discretion on “routine” matters. On matters considered “non-routine,” banks and brokers may not vote without your instructions. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

The ratification of MaloneBailey, LLP as the Trust’s independent registered public accounting firm is considered a routine matter, so banks and brokers may vote your shares in regard to this proposal without your instructions. Accordingly, if you are a beneficial owner and wish to have your vote on this proposal counted in a particular way, either “for”, “against”, or as an abstention, then you must provide your voting instructions by Internet, telephone or white proxy card. If you do not instruct your bank or broker how to vote on this routine matter, your bank or broker may vote your shares in their discretion.

The election of trustees, the advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement and the advisory vote on the frequency for holding an executive compensation say on pay vote are considered a non-routine matter, and therefore banks and brokers may not vote on your behalf in the election of trustees, the advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement and the advisory vote on the frequency for holding an executive compensation say on pay vote without your instructions. Please note that if you want your votes in the election of trustees, the advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement and the advisory vote on the frequency for holding an executive compensation say on pay vote to be counted, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf in the election of trustees.

Note that, at the annual meeting, abstentions and non-votes shall not be deemed to be votes cast, although they shall be counted for purposes of determining the existence of a quorum.

Revocability or Change of Proxies

A proxy may be revoked or changed at any time prior to the voting thereof, by (1) giving notice to the Secretary of the Trust in writing c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804, (2) submitting a later-dated proxy, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, (3) delivering to the Secretary of Trust another duly executed proxy bearing a later date or (4) by appearing at the 2021 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

Cumulative Voting

Shareholders of the Trust are not entitled to exercise cumulative voting rights in the election of trustees.

Notice of Electronic Availability of Proxy Materials

As permitted by rules of the Securities and Exchange Commission (the “SEC”), these proxy materials and our annual report on Form 10-K for the year ended December 31, 2020 are being made available to our shareholders online and are accessible through www.proxyvote.com.

Trustees’ Voting Recommendations

The Board of Trustees recommends that you vote your common shares FOR each of the Board’s five nominees that are standing for election to the Board of Trustees (Proposal No. 1); and FOR the ratification of MaloneBailey, LLP as our independent registered public accounting firm (Proposal 2).

Proposal 1: Election of Trustees

Our Board of Trustees is currently comprised of five trustees, four of whom are independent under the rules of the NYSE American and under applicable rules of the SEC: Virgil E. Wenger, William S. Susman, Patrick R. Haynes, III and Paula J. Poskon. Our fifth trustee, David H. Lesser, is a principal shareholder, the Chief Executive Officer and Chief Financial Officer of the Trust and serves as Chairman of the Board of Trustees.

The Board recommends to shareholders that they vote for all five of the nominees. If elected, the nominees would serve as trustees for a one-year term until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified.

The nominees are:

Name	Age	Trustee Since	Trust Position
David H. Lesser	55	2009*	Chairman of Board of Trustees Chief Executive Officer, Chief Financial Officer, Secretary
Virgil E. Wenger	90	1991*	Trustee Chairman of Audit Committee
William S. Susman	57	2010*	Trustee Chairman of Compensation Committee Member of Nominating Committee
Patrick R. Haynes, III	37	2011*	Trustee Member of Nominating Committee Member of Compensation Committee
Paula J. Poskon	56	2020	Trustee Chairman of the Nominating Committee Member of the Audit Committee

* The nominees have been trustees of Power REIT since December 2011 and are and have been trustees of Pittsburgh & West Virginia Railroad, a wholly owned subsidiary of Power REIT, since the dates listed in the table above.

The following are summaries of our nominees’ biographies and experience:

David H. Lesser has over 35 years of experience in real estate, including substantial experience creating shareholder value in REITs. Mr. Lesser is currently, and has been for more than the past 25 years, President of Hudson Bay Partners, LP (“HBP”), an investment firm focused on real estate, real estate-related situations and alternative energy. Since October 2013, Mr. Lesser has served as Chairman and CEO of Millennium Investment and Acquisition Company (ticker: MILC). Mr. Lesser is co-founder and CEO of IntelliStay Hospitality Management, LLC which is sponsoring investments in hotels. Mr. Lesser has previously held leadership roles with public REITs, having served as a Senior Vice President of Crescent Real Estate Equities and as a Director of Keystone Property Trust. Prior to his time at Crescent, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co. within the real estate finance group.

Since 1995, Mr. Lesser has, through HBP, invested in numerous real estate and alternative energy transactions, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (AMEX: REA) to ultimately form Keystone. The transaction involved an investment of $30 million of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties for ownership in the REIT. In addition to initial structuring and equity investment by HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000. Keystone was acquired by Prologis (NYSE: PLD) in 2004 for a total enterprise value of $1.4 billion, delivering a compound annual shareholder return of 16.5% from the initial transaction.

HBP currently owns Intelligen Power Systems, LLC (“IPS”) which is an alternative energy business focused on the manufacturing of cogeneration equipment. HBP acquired IPS through the bankruptcy reorganization of California-based Coast Intelligen (“Coast”), which was acquired as a portfolio company by an affiliate of Mr. Lesser’s in 2001. As a consequence of misdeeds by Coast’s former owners and management team, which did not involve Mr. Lesser, Coast was reorganized through a Chapter 11 bankruptcy filing, the ultimate result of which was (i) Coast winding down its operations; and (ii) IPS, which was a subsidiary of Coast, successfully emerging from the reorganization. IPS continues to operate today with a refocused business plan providing cogeneration and other energy solutions to owners of real estate properties.

Mr. Lesser holds an M.B.A. from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

Mr. Lesser has been Chairman of Power REIT’s Board of Trustees, our Chief Executive Officer since December 2011, and our Chief Financial Officer, Secretary and Treasurer since February 2014. Mr. Lesser has been a trustee of Pittsburgh & West Virginia Railroad, a wholly owned subsidiary of Power REIT (“P&WV”), from 2009 to the present, Chairman of P&WV’s Board of Trustees from December 2010 to the present and CEO of P&WV from February 2011 to the present.

We believe that Mr. Lesser’s years of experience as a real estate investor, as a board director and in creating shareholder value for REITs provide significant benefits to the Trust.

Virgil E. Wenger, CPA, is currently, and has for the past eight years been, an independent consultant who primarily works with new startup ventures that need accounting services and financial planning assistance to determine investment and working capital needs. He also serves as chief financial officer for two private companies: Shareholder Intelligence Services, a provider of information to publicly traded client companies concerning shareholder ownership, broker activity and related analytics; and Econergy Corporation, a manufacturer and marketer of proprietary air conditioning systems. Mr. Wenger was previously a partner at Ernst & Young LLP for over 25 years. He is a graduate of the University of Kansas, with a B.S. in Business Administration, and of the Harvard Business School Advanced Management Program.

Mr. Wenger has been a trustee and Power REIT’s Audit Committee Chairman since December 2011. Mr. Wenger has been a trustee of P&WV from 1991 to the present and was P&WV’s Audit Committee Chairman from 2005 to December 2011.

We believe that Mr. Wenger’s many years of experience at Ernst & Young LLP, significant financial expertise and leadership as Chairman of the Audit Committee provide significant benefits to the Trust.

William S. Susman has over 25 years of investment banking experience, including significant experience in the transportation and railroad industry. As the former head of Merrill Lynch’s Transportation and Consumer Group, Mr. Susman advised numerous railroad clients, including Burlington Northern, CSX, Kansas City Southern, Norfolk Southern Railways, TMM and Union Pacific. Mr. Susman is currently founder and CEO of a boutique investment advisory firm, Threadstone Advisors since 2011. Prior to founding Threadstone Advisors, he was President of Financo, an investment bank focused on retail and consumer goods, where he worked from 2004-2011. Mr. Susman began his investment banking career at Salomon Brothers, in their transportation group. Mr. Susman sits on the boards of two private companies: Preferred Fragrances and Jonathan Adler Enterprises. Mr. Susman is a graduate of the University of Michigan, with a B.S. in Business Administration and a Masters from the Kellogg Graduate School of Management at Northwestern University.

Mr. Susman has been a trustee and Power REIT’s Compensation Committee Chairman since December 2011 and has been a member of the Nominating Committee since August 2012. Mr. Susman has been a trustee of P&WV from May 2011 to the present and was P&WV’s Compensation Committee Chairperson from August 2011 to December 2011.

We believe that Mr. Susman’s understanding of business, finance and the railroad industry, acquired through over 20 years of investment banking experience, and his leadership as Chairman of the Compensation Committee and in regard to governance matters, provide significant benefits to the Trust.

Patrick R. Haynes, III is co-founder and Managing Principal of Jackson River Capital, LLC a holding company sponsoring investment platforms co-founded by Mr. Haynes focused investments in hospitality and healthcare commercial real estate assets. In 2015, Mr. Haynes co-founded IntelliStay Hospitality Management, LLC which is sponsoring investments in hotels. In 2018, Mr. Haynes co-founded Wellness Real Estate Partners, LLC which is sponsoring investments in healthcare NNN investments. Mr. Haynes was previously employed by Alliance Partners HSP (“Alliance”), an opportunistic real estate investment venture backed by the family offices of Jay Shidler and Clay Hamlin and based in Philadelphia, PA. Mr. Haynes opened the New York City office for Alliance in 2014 and ran all opportunistic acquisitions for greater New York City Area. From 2010 until he joined Alliance in 2012, Mr. Haynes worked for the Rockefeller Group Investment Management Corp. (“RGIM”). At RGIM he was responsible for the financial analysis for RGIM’s corporate acquisitions and direct real estate investments and supported institutional fundraising and business development. Mr. Haynes began his career at Lehman Brothers in the Real Estate Private Equity Group where he performed financial analysis, market research and due diligence for over $2.0 billion in potential real estate acquisitions across all asset classes nationally. Mr. Haynes also worked on the successful management buyout of Lehman’s equity funds’ advisory business, responsible for the management of approximately $18 billion in real estate assets globally. Mr. Haynes remained with the go forward venture created by the fund’s management, Silverpeak Real Estate Partners, until joining RGIM. Mr. Haynes received a BA in U.S. History from Brown University.

Mr. Haynes has been a trustee and a member of Power REIT’s Compensation Committee since December 2011 and a Member of the Nominating Committee since August 2012. Mr. Haynes has been a trustee of P&WV from May 2011 to the present and was a member of P&WV’s Compensation Committee from August 2011 to December 2011 and a member of P&WV’s Audit Committee from 2010 to December 2011.

We believe that Mr. Haynes’ experience and contacts in real estate and his experience in transaction structuring and private equity provide significant benefits to the Trust.

Paula J. Poskon is the founder of STOV Advisory Services LLC (“STOV”) which offers consulting and advisory services to company executives and investors in the areas of real estate, capital markets, investor relations, and diversity and inclusion. Prior to forming STOV in 2016, Ms. Poskon was a Senior Vice President/Senior Real Estate Research Analyst at D.A. Davidson & Co., a full-service investment firm, having been hired to co-lead the launch of its real estate capital markets platform. Prior to that, Ms. Poskon was a Director and Senior Equity Research Analyst in Real Estate at Robert W. Baird & Co., Inc., a wealth management, capital markets, asset management and private equity firm. Prior to that, Ms. Poskon held several positions at Lehman Brothers, a global financial services firm. Ms. Poskon was named No. 3 on The Wall Street Journal’s “Best on the Street” among real estate analysts for 2009 and No. 2 among real estate analysts for stock picking in 2011 by StarMine. She graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics with a concentration in Accounting and a Master of Business Administration in Finance with a concentration in Strategic Management. Ms. Poskon is a frequent speaker at real estate industry conferences. Ms. Poskon currently serves as a Trustee of Wheeler Real Estate Investment Trust, Inc., having been elected by shareholders in 2019.

Ms. Poskon has been a Trustee and Chairman of Power REIT’s Nominating Committee since July 2020 and a Member of the Audit Committee since July 2020.

We believe that Ms. Poskon’s many years of experience within the real estate and real estate securities industry and significant financial expertise and her leadership as Chairman of the Nominating Committee provides significant benefits to the Trust.

In summary, the nominees have experience and skills in, and industry contacts relevant to, providing leadership to REITs, sourcing and structuring investments and raising and investing capital. The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

Family Relationships

There are no family relationships among any of our trustees or executive officers.

Trustee Compensation

In July, 2020, the 2020 Plan was adopted which superseded the 2012 Plan. In 2020, each independent Trustee was granted 700 shares of restricted common stock of which 50% vested during 2020 and 50% vested during the first two quarters of 2021.

Other than the option grants and the restricted stock grants, there are currently no other compensation arrangements with any of the independent trustees. The Trust has a policy to reimburse reasonable expenses of Trustees. During 2020 there were no such reimbursements.

Compensation of our independent trustees for the fiscal year ending December 31, 2020, is listed in the table below.

Trustee Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Virgil E. Wenger	$—	$17,206	$—	$—	$—	$—	$17,206
William S. Susman	$—	$17,206	$—	$—	$—	$—	$17,206
Patrick R Haynes, III	$—	$17,206	$—	$—	$—	$—	$17,206
Paula J. Poskon	$—	$17,206	$—	$—	$—	$—	$17,206

(1)	For all stock awards, the values reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. For more information on the on the stock awards granted in 2020, please refer to Note 7 (Long-Term Compensation) in our 10-K for year ended December 31, 2020.

The compensation provided to Mr. Lesser, the Chairman of the Board of Trustees and also an officer of the Trust, is detailed in the table under “Executive Officer – Executive Officer Compensation”, below.

The table below shows the aggregate number of option and stock awards outstanding at December 31, 2020 for each of our independent trustees.

Trustee Name	Number of shares Subject to Outstanding Options	Number of Unvested Shares Subject to Outstanding Stock Awards

Virgil E. Wenger	2,000	350
William S. Susman	2,000	350
Patrick R Haynes, III	2,000	350
Paula J. Poskon	0	350

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF EACH OF THE FOUR NOMINEES AS TRUSTEES OF THE TRUST

ADDITIONAL DISCLOSURE RELATING TO OUR

TRUSTEES, EXECUTIVE OFFICER AND CORPORATE GOVERNANCE

Corporate Governance

Overview

In accordance with our Declaration of Trust and Bylaws, our Board of Trustees elects the Chairman of the Board and our executive officers, and each of these positions may be held by the same or separate persons. Our corporate governance guidelines do not include a policy on whether the role of the Chairman and Chief Executive Officer should be separate or, if not, whether a lead independent trustee is to be elected. From February 2011, Mr. Lesser, the Chairman of our Board of Trustees, has also served as our Chief Executive Officer. In 2020, Susan Hollander was named Chief Accounting Officer. We do not have a lead independent trustee. We believe that this arrangement is suitable for a company of our size. The Board of Trustees shall review the need for any changes to these arrangements from time to time in light of the Trust’s changing business needs.

Board of Trustees

Our Board of Trustees takes an active role in overseeing the management of our risks. The Board regularly reviews information regarding our liquidity, operations and investment activities, as well as the risks associated with each. The Board is responsible for overseeing the implementation of our investment strategy, the principal goal of which is to enhance long-term shareholder value through increases in earnings, cash flow and net asset value. Currently, each investment transaction is approved by the Board. In the future, the Board may establish an investment committee consisting of trustees to oversee our investment activities, including the review and approval of specific transactions.

The Board held eleven scheduled meetings during 2020. On seven other occasions during the year, the trustees, after conferring in writing, adopted Board resolutions by a majority of votes via written consent. The independent trustees met in executive session during 2020; all of the independent trustees were in attendance during this session. During 2020, each trustee attended at least 75% of the aggregate of all meetings of the Board of Trustees and of all meetings of committees of the Board on which such member served that were held during the period in which such trustee served.

One of our five trustees attended the 2020 annual meeting of shareholders. Our policy is to invite and encourage each member of the Board to be present at our annual meetings of stockholders.

Board Committees

Our Board of Trustees has three committees: An Audit Committee, a Compensation Committee and a Nominating Committee. Each of the three committees consists solely of independent trustees in accordance with the NYSE American Company Guide.

Audit Committee

Our Audit Committee has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and consists of two independent trustees, each of whom the Board of Trustees has determined is “financially literate” and “independent” under the rules of the NYSE American Company Guide: Virgil E. Wenger and Paula J. Poskon. Mr. Wenger serves as chairman of the Audit Committee and the Board of Trustees has determined that Mr. Wenger and Ms. Poskon both meet the definition of “audit committee financial expert,” as defined in applicable SEC rules. Pursuant to its charter, the Audit Committee, among other purposes, serves to assist the Board of Trustees in overseeing:

●	the integrity of our financial statements;

●	our compliance with legal and regulatory requirements and ethical behavior;

●	the retention of independent public auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement;

●	our accounting and financial reporting processes, internal control systems and internal audit function, as applicable;

●	our monitoring of compliance with laws and regulations and our code of business conduct and ethics; and

●	our investigation of any employee misconduct or fraud.

During 2020, the Audit Committee held meetings on two occasions and on three occasions, after conferring individually or via writing, took action by written consent. The Audit Committee’s charter is available on the Trust’s website at: www.pwreit.com.

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.	Management has the primary responsibility for the Trust’s financial statements and reporting process, including its system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Trust’s management.

2.	The Audit Committee has discussed with the Trust’s independent audit firm the overall scope of, and plans for, its audits. The Audit Committee discussed with the independent audit firm the Trust’s financial reporting process in addition to other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented.

3.	The Audit Committee has received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the PCAOB concerning independence, and has discussed with MaloneBailey, LLP, its independence.

4.	Based on the matters and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Trustees, and the Board has approved, that the audited financial statements be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

5.	After considering MaloneBailey LLP’s experience and independence, the Audit Committee recommends that the Trust (a) retain MaloneBailey LLP as the Trust’s independent audit firm to perform the audit of the financial statements as of and for the year ending December 31, 2020 and (b) submit to shareholders the ratification of MaloneBailey LLP, as the Trust’s independent audit firm at the 2021 annual meeting.

Submitted by the Audit Committee of the Board of Trustees

Virgil E. Wenger

Paula J. Poskon

Compensation Committee

During 2020, our Compensation Committee consisted of two independent trustees: William S. Susman and Patrick R. Haynes, III. Mr. Susman serves as chairman of the Compensation Committee. The Compensation Committee, among other purposes, serves to:

●	establish and periodically review the adequacy of the compensation plans for our executive officers and other employees;
●	review the performance of executive officers and adjust compensation arrangements as appropriate;
●	establish compensation arrangements for our non-executive trustees; and
●	evaluate and make grants under the Trust’s 2020 Equity Incentive Plan and other stock grants pursuant to authority delegated to it by the Board of Trustees;
●	review and monitor management developments and succession plans and activities.

During 2020, the Compensation Committee met once and on one other occasion during the year, after conferring individually or via writing, took one additional action by written consent. All of the Compensation Committee members were in attendance at the meeting. The Compensation Committee charter is available on the Trust’s website at: www.pwreit.com.

Nominating Committee

The Nominating Committee is chaired by Paula J. Poskon with William S. Susman and Patrick R. Haynes, III serving as members. The Nominating Committee evaluates potential nominees to serve as trustees and makes recommendations to the Board of Trustees for inclusion in the Trust’s annual proxy statement. The Nominating Committee met one time in 2020.

Trustee Nomination Process

The Nominating Committee is responsible for developing and evaluating potential trustee candidates for consideration in the event of a vacancy on the Board of Trustees, and making nominee recommendations to the Board of Trustees. The Nominating Committee seeks candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Trust’s management in the best interests of its shareholders, customers and employees, as well as the communities it serves and other affected parties. In addition, the Board of Trustees considers as one factor among many the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. In the case of new trustee candidates, the Nominating Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee will consider trustee candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Nominee candidates must be willing to regularly attend committee and Board of Trustees meetings, to develop a strong understanding of the Trust, its businesses and its requirements, to contribute his or her time and knowledge to the Trust and to be prepared to exercise his or her duties with skill and care. In addition, each candidate should have an understanding of relevant governance concepts and the legal duties of a trustee of a public company.

To propose a nominee, shareholders may contact the Nominating Committee Chairman, the Chairman of the Board or the Trust’s Secretary by writing to them care of the Trust at its principal executive offices. Such correspondence should include a detailed description of the proposed nominee’s qualifications and a method to contact the nominee if the Nominating Committee so chooses. Candidates viewed by the Nominating Committee as qualified and suitable for service as a trustee will be contacted to determine interest in being considered to serve on the Board of Trustees and, if interested, will be interviewed and have their qualifications established and considered.

The Nominating Committee recommended nominees to the Board for inclusion within Proposal 1 of the proxy statement for the 2021 Annual Meeting of Shareholders. The Nominating Committee has established a charter outlining its purpose and the practices it follows. The Nominating Committee charter is available on the Trust’s website at www.pwreit.com.

Code of Business Conduct and Ethics

The Trust has a Code of Business Conduct and Ethics, with which all officers and trustees must comply. A copy of the code may be viewed on our website at www.pwreit.com, and printed copies may be requested, without charge, by writing to us at 301 Winding Road, Old Bethpage, NY 11804, Attention: Investor Relations.

Insider Trading and Hedging

Our Code of Business Conduct and Ethics contains a provision that precludes officers, trustees and employees who have access to confidential information from using or sharing that information for stock trading purposes or for any other purpose except the conduct of the Trust’s business and in strict conformance with all applicable laws and SEC regulations. All non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical but also illegal.

The Trust does not currently have in place an express policy that prohibits short sales, hedging, and transactions in derivatives of POWER REIT securities for all of the Trust’s personnel, including officers, trustees and employees, independent contractors and consultants. In addition, we do not currently have in place an express policy that prohibits pledging of POWER REIT securities as collateral by the Trust’s trustees and executive officers.

Executive OfficerS

The Trust is managed by David H. Lesser, the Trust’s Chief Executive Officer, with oversight from its Board of Trustees.

Name	Age	Officer Since	Trust Positions

David H. Lesser	55	2011	Chairman of the Board of Trustees Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer
Susan P. Hollander	53	2020	Chief Accounting Officer

Executive Officer Compensation

The Trust does not have an employment agreement with Mr. Lesser. In 2020, Mr. Lesser was awarded 40,000 shares of restricted stock which vests quarterly over a three-year period commencing with the first quarter of 2020. In 2020, Ms. Hollander was awarded 400 shares of restricted stock which vests quarterly over a three-year period commencing with the third quarter of 2020. The restricted stock grants provide for voting rights and dividends during the vesting period. The assumptions used to value the grants are described in footnote 7 to the Trust’s audited financial statements included in the Trust’s annual report on Form 10-K for the year ended December 31, 2020, distributed along with this proxy statement.

Compensation for our principal executive officer and principal accounting officer for the two fiscal years ending December 31, 2020 is set forth in the table below:

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)

David H. Lesser, Chairman, CEO and CFO	2019	$-	$-	$-	$-	$-	$-

David H. Lesser, Chairman, CEO and CFO	2020	$-	$-	$336,400	$-	$-	$326,400

Susan P. Hollander, CAO (2)	2020	$-	$-	$9,382	$-	$-	$9,382

(1)	For all stock awards, the values reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. For more information on the on the stock awards granted in 2020, please refer to Note 7 (Long-Term Compensation) in our 10-K for year ended December 31, 2020.

(2)	Became the CAO in 2020.

Outstanding Equity Awards

The following table sets forth outstanding option equity and restricted stock awards granted to the Trust’s principal executive officer as of December 31, 2020:

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of shares of underlying unexercised options (exercisable)	Number of shares underlying unexercised options (unexercisable)	Option exercise price ($)	Option expiration date	Number of shares that have not vested	Market value of shares that have not vested (1)
David H. Lesser, Chairman and CEO	100,000	0	$7.96	8/13/2022	33,333	$264,471

Susan P. Hollander, CAO	0	0	-	-	333	$8,193

      (1) Based on stock price of the date of the grant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the securities authorized for issuance under the 2012 and 2020 Equity Compensation Plans, as of December 31, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under Plan (excluding securities in first column) (1)
Equity compensation plans approved by security holders	106,000	7.96	235,917

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	106,000	7.96	235,917

(1)	The 2020 Plan contains an “evergreen” provision that automatically adjusts the number of shares available for future issuance, as pursuant to the 2020 Plan (subject to certain adjustments) as follows: the number of shares of Stock which shall be made available for issuance under the 2020 Plan shall be increased by the positive number of shares equal to the lesser of: (i) (A) 12.5% of the Trust’s outstanding shares of Stock, calculated on a fully diluted and consolidated basis, less (B) the sum of (1) the aggregate number of shares remaining available for issuance under the 2020 Plan as of such date, plus (2) the aggregate number of shares subject to outstanding Awards and unvested shares of Restricted Stock or other unvested equity compensation granted under the 2020 Plan as of such date, or (ii) a lesser amount determined by the Compensation Committee. For clarity, if the amount determined in the formula in the preceding sentence is negative, the number of shares available for issuance shall neither be increased nor decreased.

For more information concerning the 2012 and 2020 Plan and other stock-based compensation, see the Trust’s audited financial statements included in the Trust’s annual report on Form 10-K for the year ended December 31, 2020, distributed along with this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Trust’s compensation program is designed to incentivize key individuals to provide services of value to the Trust, including services in the long-term interest of the Trust. Over the last few years, the Trust has focused on minimizing cash compensation and providing incentive compensation in the form of option and restricted stock grants. The compensation program has consisted primarily of occasional option grants and restricted stock grants to our Independent Trustees and occasional option grants and restricted stock grants to our Executive Officers. The Trust believes this approach provides the Trust with increased flexibility to vary the amounts and types of compensation paid to the Trust’s executive officers, to serve the goals of:

●	more strongly aligning the interests of the Trust and the interests of its executive officers and trustees, among others, in support of our business expansion and improvement plans;

●	rewarding our executive officers in proportion to the increased duties we are imposing on them and the increased levels of performance we are requiring of them; and

●	rewarding our executive officers and trustees, among others, if and when they achieve substantial successes in expanding and improving our business and prospects, including, without limitation, by creating long-term shareholder value by increasing funds from operations (“FFO”) and dividends per share through accretive acquisitions of energy and transportation infrastructure.

In furtherance of these compensation goals, the Compensation Committee approved certain stock grants during 2020. See the “Trustee Compensation” table above, for further information as to these grants and our compensation amounts generally.

securities OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership and voting power of our common shares as of May 1, 2021 by: (i) each person who owns more than 5% of our shares and who has filed a Schedule 13D with the SEC that is publicly available to the Trust and others at www.sec.gov, (ii) each of our trustees and executive officers and (iii) all of our trustees and executive officers as a group. Unless otherwise indicated, the business address of each person listed is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

Percentage of ownership is based on 3,299,233 shares of our Common Shares outstanding as of May 1, 2021.

	Owned at May 1, 2021
Name of Beneficial Owner	Number of Shares	% of Outstanding Shares(5)
Trustees and Executive Officers
David H. Lesser (1)	986,990	29.04%
Susan H. Hollander	1,800	*	%
Virgil E. Wenger(2)	11,060	*	%
William S. Susman(3)	7,700	*	%
Patrick R. Haynes, III(4)	20,144	*	%
Paula J. Poskon	2,700	*	%
All trustees and executive officers as a group (6)	1,030,394	30.26%

(1) Mr. Lesser beneficially owns (i) 886,990 shares of common stock, which includes: (a) 408,217 shares owned directly and indirectly by Mr. Lesser, (b) 68,679 shares owned indirectly through 13310 LMR2A LLC (“LMR2A”), for which Hudson Bay Partners, LP (“HBP”) which is 100% owned by David Lesser, acts as the Co-Managing Member, (c) 132,074 shares of common stock owned indirectly through PW RO Holdings LLC (“PW Holdings”) for which HBP is the Managing Member, (d) 155,000 shares of common stock owned indirectly through PW RO Holdings 2 LLC (“PW 2 Holdings”) for which HBP acts as the Managing Member, and (e) 123,020 shares of common stock owned indirectly through PW RO Holdings 3 LLC (“PW 3 Holdings”) for which HBP acts as Managing member, and (ii) 10 year options granted on August 13, 2012 to purchase 100,000 shares of our common stock at $7.96 per share, all of which have vested. The address for each of Mr. Lesser, LMR2A, PW Holdings, PW 2 Holdings, PW 3 Holdings is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804. Does not include 68,335 shares of common stock owned by MEL Generation Skipping Trust, an irrevocable trust set up for the children of David H. Lesser, (the “MEL Trust”). Mr. Lesser disclaims any beneficial, pecuniary or residual interest in the shares owned by the MEL Trust, does not serve as trustee of the MEL Trust and does not have the power to revoke the MEL Trust.

(2) Mr. Wenger beneficially owns (i) 9,060 shares of common stock and (ii) 10-year options granted on August 13, 2012 to purchase 2,000 shares of our common stock at $7.96 per share, all of which have vested.

(3) Mr. Susman beneficially owns (i) 5,700 shares of common stock and (ii) 10-year options granted on August 13, 2012 to purchase 2,000 shares of our common stock at $7.96 per share, all of which have vested.

(4) Mr. Haynes beneficially owns (i) 16,144 shares of common stock, which includes: (a) 6,637 shares owned directly by Mr. Haynes, (b) 11,507 shares owned indirectly through JRC Management LLC (“JRC”), for which Mr. Haynes acts as the Managing Member, and (ii) 10-year options granted on August 13, 2012 to purchase 2,000 shares of our common stock at $7.96 per share, all of which have vested.

(5) The number of shares reported and the denominator used to calculate the “% of Outstanding Shares” includes restricted stock grants. Each restricted stock grant confers voting and dividend privileges during its vesting period. Calculations are based on 3,299,233 shares of common stock outstanding on May 1, 2021.

DELINQUENT Section 16(a) REPORTS:

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and, in our case, the NYSE American. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file. Based on our review of such copies, we believe that our current executive officers, trustees and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2020 except for the following: one late Form 4 filing by each of Virgil Wenger, Patrick Haynes and William Susman with respect to one stock grant issued to each of them as compensation.

Related Party Transactions

The Trust and its subsidiaries have hired Morrison Cohen, LLP (“Morrison Cohen”) as their legal counsel with respect to general corporate matters. The spouse of the Trust’s Chairman, CEO, Secretary and Treasurer is a partner at Morrison Cohen. During both 2019 and 2020, Power REIT (on a consolidated basis) did not pay any legal fees to Morrison Cohen.

A wholly-owned subsidiary of Hudson Bay Partners, LP (“HBP”), an entity associated with the CEO and Chairman of the Trust, David Lesser, provides the Trust and its subsidiaries with office space at no cost. Effective September 2016, the Board of Trustees approved reimbursing an affiliate of HBP $1,000 per month for administrative and accounting support based on a conclusion that it would pay more for such support from a third party. The amount paid each month has increased over time with the Board of Trustees approval and effective February 23, 2021, the monthly amount paid to the affiliate of HBP increased to $4,000. The Board of Trustees approved these amounts based on an increased work level and the conclusion that it would pay more for such support from an unaffiliated third party for the same functions. A total of $25,500 was paid pursuant to this arrangement during the year ended December 31, 2020 compared to $12,000 paid during the year ended December 31, 2019. During the quarter ended March 31, 2021, with the Board of Trustee’s approval, a special one-time payment of $15,000 was made to cover the time allocated to the processing of the Rights Offering.

Under the Trust’s Declaration of Trust, the Trust may enter into transactions in which trustees, officers or employees have a financial interest; provided however, that in the case of a material financial interest, the transaction shall be disclosed to the Board of Trustees or the transaction shall be fair and reasonable. After consideration of the conditions and terms of the retention of Morrison Cohen and the payment to an affiliate of HBP for accounting and administrative support, the independent trustees approved the hiring of Morrison Cohen as legal counsel and approved the agreement with the affiliate of HBP described above, finding the aforementioned arrangements to be fair and reasonable and in the interest of the Trust.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDIT FIRM

The firm of MaloneBailey LLP has served as the Trust’s independent registered public accounting firm since January 20, 2015, and has audited the Trust’s consolidated financial statements as of and for the year ended December 31, 2020 included in the Trust’s annual report on Form 10-K mailed with this proxy statement. The Board of Trustees seeks ratification of the decision to retain MaloneBailey LLP as the Trust’s independent registered public accounting firm for fiscal 2021. Ratification of the appointment of MaloneBailey LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the annual meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

A representative of MaloneBailey LLP will be in attendance at the annual meeting via conference call to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees

As previously disclosed in our public filings effective January 20, 2015, the Trust retained MaloneBailey, LLP as its independent registered public accounting firm. The Trust paid MaloneBailey, LLP $66,000 and $51,000 for professional services in each of the years ended 2020 and 2019, respectively, related to the annual audit of the Trust’s financial statements and the inclusion of financial statements and other financial information in the Trust’s quarterly reports on Form 10-Q, registration statements and other submissions to the SEC.

Tax Fees

The Trust engaged BDO USA LLP to prepare its 2019 tax returns. The trust paid BDO USA LLP $8,925 in 2020 for professional services rendered. Commencing in February, 2021, Malone Bailey has been engaged as our tax accountant and will complete the 2020 tax return.

Other Fees

Other than the fees described above, there were no payments made to MaloneBailey LLP, A.C., during 2020, including payments whose disclosure is called for under Items 9(e)(2) and (4) of the SEC’s Schedule 14A.

Audit Committee Pre-Approval of Services to be Provided by Independent Auditor

Our policies and procedures require our Audit Committee to review and approve in advance all engagements for services to be rendered by the Trust’s independent auditors. In the case of any non-audit services proposed to be rendered by the Trust’s independent auditors, that review includes consideration by the Audit Committee as to whether the provision of such services would be compatible with maintaining the auditors’ independence.

All of the engagements for services rendered in 2020 by the Trust’s independent auditors were pre-approved by the Audit Committee.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE TO RATIFY MALONEBAILEY LLP AS THE TRUST’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) we are required to provide our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote.” This say-on-pay vote will not be binding on us, the Board of Trustees, or the Compensation Committee.

Our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Trustees is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board of Trustees will ask our stockholders to vote “FOR” the following resolution at the 2020 Annual Meeting:

“RESOLVED, that the Trust’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2021, and the other related tables and disclosures).”

The say-on-pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Trustees. The Board of Trustees and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF TRUSTEES AND COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are seeking the input of our stockholders on the question of how frequently the Trust should seek the stockholder vote to approve (on an advisory basis) the compensation of our named executive officers. The advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote”; Proposal No. 3 is such a “say-on-pay” proposal. This Proposal No. 4 is often referred to as a “say-on-frequency” vote.

The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on the Trust’s executive compensation programs either annually, every two years, or every three years. The Board of Trustees recommends that our stockholders select “3 YEAR” when voting on the frequency of the advisory vote on executive compensation. The Board of Trustees recognizes the value of receiving input from our stockholders on important issues such as our compensation programs. However, it believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term rather than focus on short term results. The three-year voting cycle allows stockholders to review compensation over a longer period of time, providing sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known. The Board of Trustees therefore recommends that our stockholders select “3 YEARS” when voting on the frequency of the advisory vote on executive compensation.

The three-year voting cycle allows stockholders to review compensation frequently. Although this vote is advisory and nonbinding, the Board of Trustees will review voting results and give consideration to the outcome of such voting. However, because this vote is advisory and not binding on the Board of Trustees or us, the Board of Trustees may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF TRUSTEES AND COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR APPROVAL OF A THREE (3) YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

OTHER MATTERS

Principal Executive Offices

The Trust’s principal executive offices are located at 301 Winding Road, Old Bethpage, NY 11804.

Other Matters to Come Before the 2021 Annual Meeting

No matters are planned to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies in the accompanying white proxy card will vote all the proxies given to them as a consequence of proxy solicitations made by the Board of Trustees pursuant to this proxy statement as recommended by the Board of Trustees or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2022 Annual Meeting

Any shareholder proposal that, pursuant to Rule 14a-8 under the Exchange Act, is to be considered for inclusion in our proxy materials for the next annual meeting of shareholders, in 2022, must be received by the Trust no later than December 31, 2021. Proposals should be sent via registered, certified or express mail to our principal executive offices.

In addition, Qualified Shareholders (as defined below) who wish to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must comply with the advance notice provisions and other requirements of Article III, Section 13 of our Bylaws, which are on file with the SEC and may be obtained from the SEC’s website or from us upon written request. These provisions require that nominations and proposals of business for the 2022 annual meeting must be received by the Trust no earlier than January 7, 2022 and no later than February 6, 2022. Such nominations or proposals of business should be sent via registered, certified or express mail to our principal executive offices. A “Qualified Shareholder” is a shareholder or shareholders who collectively have held both investment and voting control over at least five percent (5%) of the shares of the Trust for at least three consecutive years and have been acting in concert over that time period; who are shareholders of record at the time their advance notice is delivered to the Trust and at the time of the annual meeting; who are entitled to vote at the meeting; and who have complied in all respects with the procedures set forth in Article III, Section 13 of our Bylaws.

Householding of Proxy Materials

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding.” If you did not respond that you did not want to participate in householding, then you were deemed to have consented to householding, and your broker or bank will be sending only one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In all events, if you did not receive an individual copy of this proxy statement or our annual report, and wish to do so, we will send you such a copy or copies if you send a written request to us at our principal executive offices, Attention: Investor Relations, or telephone us at (212) 750-0371. If your household is receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2020 will be furnished without charge upon written request to our principal executive offices, Attention: Investor Relations.

Shareholder Communications

Shareholders may communicate with the Board of Trustees or an individual trustee by sending their communications in writing care of Power REIT at 301 Winding Road, Old Bethpage, NY 11804. All such communications will be forwarded to the respective trustee or trustees to whom such communications are addressed.

Annual Report

On March 24, 2021, the Trust filed with the SEC its annual report on Form 10-K for the year ended December 31, 2020 which is being mailed with the 2021 Proxy Material. Such annual report is also available from the SEC’s website at www.sec.gov and from our website at www.pwreit.com.

IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES, YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE SET FORTH IN THIS PROXY STATEMENT, AS OF THAT DATE.

Mark, sign and date your white proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees recommends you vote "FOR ALL" of the following:	**For All**	**Withhold All**	**For All Except**	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the withheld nominee(s) on the line below.
1. **Election of Trustees**	[ ]	[ ]	[ ]	______________________________

Nominees:

01) David H. Lesser 02) Virgil E. Wenger 03) Patrick R. Haynes, III 04) William S. Susman 05) Paula J. Poskon

	One Year	**Two Years**	**Three Years**
4. To recommend, on an advisory basis, a three-year frequency for holding an advisory vote on executive compensation.	[ ]	[ ]	[ ]

NOTE: To transact such other business as may properly come before the meeting or any adjournments thereof.

WHITE PROXY CARD

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owner)	Date

The notice of annual meeting, proxy statement and annual report on Form 10-K of Power REIT are available at www.proxyvote.com.

POWER REIT

Annual Meeting of Shareholders
May 26, 2021 at 10:00 AM (local time)
This proxy is solicited by the Board of Trustees

The undersigned hereby appoints David H. Lesser or Susan Hollander, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side hereof, all the common shares of Power REIT (the "Trust") which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of the Trust to be held on May 26, 2021 at 10:00 AM local time, or any adjournment thereof (the "Meeting"), with all powers which the undersigned would possess if present at the Meeting.

THIS WHITE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS WHITE PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, FOR THREE YEARS FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side